EXHIBIT 99.1

Aerojet Rocketdyne Holdings, Inc. Reports 2022 Second Quarter Results

$6.9 billion backlog greater than 3x annual sales

EL SEGUNDO, Calif., Aug. 01, 2022 (GLOBE NEWSWIRE) -- Aerojet Rocketdyne Holdings, Inc. (NYSE:AJRD) (the “Company”) today reported results for the three and six months ended June 30, 2022.

Financial Overview

	Three months ended June 30,		Six Months ended June 30,
	2022	2021	2022	2021
	(In millions, except percentage and per share amounts)
Net sales	$528.5	$556.9	$1,039.6	$1,053.0
Net income	16.4	45.0	44.2	63.1
Net income as a percentage of net sales	3.1%	8.1%	4.3%	6.0%
Adjusted Net Income (Non-GAAP measure*)	16.2	49.1	53.1	78.3
Adjusted Net Income (Non-GAAP measure*) as a percentage of net sales	3.1%	8.8%	5.1%	7.4%
Earnings Per Share (“EPS”) - Diluted	0.20	0.54	0.53	0.77
Adjusted EPS (Non-GAAP measure*)	0.20	0.59	0.63	0.96
Adjusted EBITDAP (Non-GAAP measure*)	41.5	86.6	110.8	145.1
Adjusted EBITDAP (Non-GAAP measure*) as a percentage of net sales	7.9%	15.6%	10.7%	13.8%
Cash used in operating activities	(33.8)	89.6	(108.8)	20.2
Free cash flow (Non-GAAP measure*)	(43.1)	81.1	(120.3)	7.9

_________
* The Company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States (“GAAP”). A reconciliation of the Non-GAAP measures to the most directly comparable GAAP measures is included at the end of the release.

Aerojet Rocketdyne Holdings, Inc. reported year to date sales of $1,040 million, down 1% year over year. Adjusted EBITDAP margins grew by 150 basis points excluding EAC adjustments, which included the impact of an unfavorable cumulative contract adjustment in the second quarter to account for supply chain disruptions and necessary technical and manufacturing changes on a portion of the Standard Missile program. Free cash flow is down from the prior year at net outflow of $120 million for the six months ended June 30, 2022, compared with inflow of $8 million in the same six month period of 2021, largely driven by anticipated program working capital growth on the Terminal High Altitude Area Defense ("THAAD") and Standard Missile programs. These programs are both large multi-year awards that contributed to our strong cash flow in prior years as milestone payments generated favorable working capital which is subsequently being deployed.

“Our business remains strong, as robust orders contributed to our quarter-end backlog of $6.9 billion, just shy of our highest backlog recently recorded and equal to approximately three times our annual sales. This backlog now includes our largest RL10 award to date for 116 engines that will fly on the Vulcan Centaur rocket and support the largest commercial launch contract in history for Amazon’s Project Kuiper satellite broadband system,” said Eileen P. Drake, Chief Executive Officer and President of Aerojet Rocketdyne Holdings, Inc. “Other awards included in our backlog are multi-year awards received in previous periods on RS-25, Standard Missile, Patriot Advanced Capability-3 (“PAC-3”) and THAAD. We announced during the quarter that an advanced Aerojet Rocketdyne scramjet engine powered a successful flight test of the Hypersonic Air-breathing Weapon Concept (“HAWC”) in a joint effort with the Defense Advanced Research Projects Agency (“DARPA”), Air Force Research Laboratory (“AFRL”), and Lockheed Martin. In addition, we announced that we had been selected by Lockheed Martin to build an advanced solid rocket motor booster for the second stage of a DARPA hypersonic weapon system, known as Operational Fires, or OpFires, and we are looking forward to seeing our RS-25 engines and other propulsion systems power various parts of the Artemis I mission that is expected to launch later this month. We remain focused on operational execution and growing EBITDAP margins, excluding EAC adjustments, sequentially and year over year. I’d like to thank our shareholders for the engagement and support during the process we’ve undergone over the last six months that culminated in the election of our outstanding new Board. This Board and I are confident in the substantial value creation opportunity ahead and will work hard to deliver for our shareholders.”

Second quarter of 2022 compared with second quarter of 2021

The decrease in net sales was primarily driven by a decline on the Standard Missile, RS-25, and RS-68 programs partially offset by an increase on the Next Generation Interceptor (“NGI”) program.

The decrease in net income was primarily driven by: (i) cost growth from supply chain disruptions and necessary technical and manufacturing changes on a portion of the Standard Missile program; (ii) favorable contract performance on the RS-68 program in the prior year; and (iii) costs associated with the proxy contest and associated litigation matters in the current period. These factors were partially offset by (i) lower retirement benefits expense and (ii) lower terminated merger costs incurred in the current period. The Company had $21.0 million of net unfavorable changes in contract estimates on net income in the current period compared with net favorable changes of $18.0 million in the second quarter of 2021.

First half of 2022 compared with first half of 2021

The decrease in net sales was primarily driven by a decline on the RS-25, RS-68, and Standard Missile programs partially offset by an increase on the NGI and PAC-3 programs.

The decrease in net income was primarily driven by: (i) cost growth from supply chain disruptions and necessary technical and manufacturing changes on a portion of the Standard Missile program; (ii) costs associated with legal matters in the current period; (iii) favorable contract performance on the RS-68 program in the prior year; and (iv) costs associated with the proxy contest and associated litigation matters in the current period. These factors were partially offset by (i) lower retirement benefits expense; (ii) lower terminated merger costs incurred in the current period; and (iii) a loss on settlement of debt in the prior year comparative period. The Company had $23.0 million of net unfavorable changes in contract estimates on net income in the current period compared with net favorable changes of $16.1 million in the first half of 2021.

Backlog

As of June 30, 2022, the Company's total remaining performance obligations, also referred to as backlog, totaled $6.9 billion. The Company expects to recognize approximately 34%, or $2.3 billion, of the remaining performance obligations as sales over the next twelve months, an additional 24% the following twelve months, and 42% thereafter. A summary of the Company's backlog is as follows:

	June 30, 2022	December 31, 2021
	(In billions)
Funded backlog	$3.2	$3.1
Unfunded backlog	3.7	3.7
Total backlog	$6.9	$6.8

Total backlog includes both funded backlog (unfilled orders for which funding is authorized, appropriated and contractually obligated by the customer) and unfunded backlog (firm orders for which funding has not been appropriated). Indefinite delivery and quantity contracts and unexercised options are not reported in total backlog. Backlog is subject to funding delays or program restructurings/cancellations, which are beyond the Company's control.

Income Taxes

As of June 30, 2022, the income tax payable balance totaled $66.9 million. The increase in the income tax payable balance compared with an income tax receivable balance of $13.8 million as of December 31, 2021, is primarily the result of the elimination of the option for the Company to deduct research and development expenditures in the current period and requires the Company to capitalize such costs and amortize the costs over five years when incurred in the U.S.

2¼% Convertible Senior Notes (“2¼% Notes”)

On July 15, 2022, the Company announced that it issued a notice of redemption to holders of its outstanding 2¼% Notes stating its intention to redeem all outstanding 2¼% Notes in full on September 19, 2022, in accordance with the terms of the indenture governing the 2¼% Notes. The Company is electing to settle conversions of the 2¼% Notes using Cash Settlement, as defined in the indenture for the 2¼% Notes.

Proxy Contest

As a result of the proxy contest and related litigation, costs in excess of $16 million were incurred by certain participants in these activities. These costs have been submitted to the Company for reimbursement, subject to the approval of the Board of Directors at their upcoming meeting. Should such approval be obtained, the resulting cash outflow would be expected to occur in the second half of 2022.

Revision of Previously Issued Consolidated Financial Statements

During the three months ended March 31, 2022, the Company identified an error in its accounting for income taxes associated with its 2¼% Notes. Upon issuance of the 2¼% Notes in 2016, the Company did not record the applicable deferred tax liability associated with the conversion option that had been reflected in other capital, which resulted in an overstatement of other capital, an understatement of deferred tax liabilities and an error in income tax expense in subsequent periods. The Company evaluated the errors and concluded that the errors were not material, either individually or in the aggregate, to its current or previously issued consolidated financial statements. Accordingly, the accompanying financial tables have been revised to correct for such immaterial errors.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company’s management are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which could cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company’s management that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We caution you that any forward-looking statements made in this report are not guarantees of future performance, events or results, and you should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect new information, future events or otherwise, except as required by law. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company’s forward-looking statements. Important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

  effects of the termination of the proposed merger with Lockheed Martin;
  effects of the proxy contest and associated litigation;
  effects of the recent changes to the Company's Board of Directors and their strategic oversight;
  reductions, delays or changes in U.S. government spending;
  cancellation or material modification of one or more significant contracts;
  failure of the Company's subcontractors or suppliers to perform their contractual obligations;
  loss of key qualified suppliers of technologies, components, and materials;
  the release, unplanned ignition, explosion, or improper handling of dangerous materials used in the Company's businesses;
  risks inherent to the real estate market;
  the COVID-19 pandemic and its impact on economic and other conditions worldwide, including global spending, sourcing and the business operations of the Company and its customers and suppliers, among others;
  actions taken by governments, businesses and individuals in response to the COVID-19 pandemic, including mandated vaccinations;
  cost overruns on the Company's contracts that require the Company to absorb excess costs;
  failure of the Company's information technology infrastructure, including a successful cyber-attack, accident, unsuccessful outsourcing of certain information technology and cyber security functions, or security breach that could result in disruptions to the Company's operations;
  changes in economic and other conditions in the Sacramento, California metropolitan area real estate market or changes in interest rates affecting real estate values in that market;
  the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
  a strike or other work stoppage or the Company's inability to renew collective bargaining agreements on favorable terms;
  changes in estimates related to contract accounting;
  the funded status of the Company's defined benefit pension plan and the Company's obligation to make cash contributions in excess of the amount that the Company can recover in its current period overhead rates;
  the substantial amount of debt that places significant demands on the Company's cash resources and could limit the Company's ability to borrow additional funds or expand its operations;
  the Company's ability to comply with the financial and other covenants contained in the Company's debt agreements;
  changes in LIBOR reporting practices or the method by which LIBOR is determined;
  failure to secure contracts;
  costs and time commitment related to potential and/or actual acquisition activities may exceed expectations;
  failure to comply with regulations applicable to contracts with the U.S. government;
  failure of the Company's information technology infrastructure or failure to perform by the Company's third party service providers;
  product failures, schedule delays or other problems with existing or new products and systems;
  the possibility that environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
  environmental claims related to the Company's current and former businesses and operations including the inability to protect or enforce previously executed environmental agreements;
  reductions in the amount recoverable from environmental claims;
  significant risk exposures and potential liabilities that are inadequately covered by insurance;
  limitations associated with our stockholders' ability to obtain a favorable judicial forum for certain disputes due to the Delaware exclusive forum provision in our Certificate of Incorporation;
  business disruptions to the extent not covered by insurance;
  changes or clarifications to current tax law or procedural guidance could adversely impact the Company’s tax liabilities and effective tax rate;
  exposures and uncertainties related to claims and litigation;
  effects of changes in discount rates and actuarial estimates, actual returns on plan assets, and government regulations on defined benefit pension plans;
  inability to protect the Company's patents and proprietary rights; and
  those risks detailed in the Company's reports filed with the SEC.

About Aerojet Rocketdyne Holdings, Inc.

Aerojet Rocketdyne Holdings, Inc., headquartered in El Segundo, California, is an innovative technology-based manufacturer of aerospace and defense products and systems, with a real estate segment that includes activities related to the entitlement, sale, and leasing of the Company’s excess real estate assets. More information can be obtained by visiting the Company’s websites at www.rocket.com or www.aerojetrocketdyne.com.

Contact information:
Investors: Kelly Anderson, investor relations 310.252.8155

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statement of Operations
	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(In millions, except per share amounts)
Net sales	$528.5	$556.9	$1,039.6	$1,053.0
Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	469.5	446.1	895.0	864.1
Selling, general and administrative expense	9.6	13.6	17.8	22.6
Depreciation and amortization	13.8	15.7	28.2	30.9
Other expense, net
Legal matters	—	—	16.1	—
Proxy costs and related litigation	8.9	—	12.0	—
Other	(1.5)	7.2	(0.4)	15.3
Total operating costs and expenses	500.3	482.6	968.7	932.9
Operating income	28.2	74.3	70.9	120.1
Non-operating:
Retirement benefits expense	0.2	8.4	0.5	16.9
Loss on debt	—	0.5	—	9.6
Interest income and other	—	(0.7)	0.2	(1.3)
Interest expense	4.3	5.1	8.2	10.2
Total non-operating expense, net	4.5	13.3	8.9	35.4
Income before income taxes	23.7	61.0	62.0	84.7
Income tax provision	7.3	16.0	17.8	21.6
Net income	$16.4	$45.0	$44.2	$63.1
Earnings per share of common stock
Basic earnings per share	$0.20	$0.56	$0.55	$0.80
Diluted earnings per share	$0.20	$0.54	$0.53	$0.77
Weighted average shares of common stock outstanding, basic	80.3	79.7	80.2	78.5
Weighted average shares of common stock outstanding, diluted	85.9	82.5	85.8	81.3
Cash dividends paid per share	$—	$—	$—	$5.00

Aerojet Rocketdyne Holdings, Inc.
Unaudited Operating Segment Information
	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(In millions)
Net Sales:
Aerospace and Defense	$527.9	$556.0	$1,038.4	$1,051.5
Real Estate	0.6	0.9	1.2	1.5
Total Net Sales	$528.5	$556.9	$1,039.6	$1,053.0
Segment Performance:
Aerospace and Defense	$37.5	$84.9	$100.2	$137.3
Environmental remediation provision adjustments	(0.6)	(0.6)	(1.0)	(1.0)
GAAP/Cost Accounting Standards retirement benefits expense difference	9.1	2.7	18.3	5.9
Unusual items	—	(2.9)	(16.3)	(4.6)
Aerospace and Defense Total	46.0	84.1	101.2	137.6
Real Estate	(0.2)	(0.3)	(0.3)	(0.6)
Total Segment Performance	$45.8	$83.8	$100.9	$137.0
Reconciliation of segment performance to income before income taxes:
Segment performance	$45.8	$83.8	$100.9	$137.0
Interest expense	(4.3)	(5.1)	(8.2)	(10.2)
Interest income and other	—	0.7	(0.2)	1.3
Stock-based compensation	(2.9)	(7.3)	(2.0)	(10.1)
Corporate retirement benefits	0.1	(1.6)	0.1	(3.3)
Corporate and other	(6.1)	(5.8)	(14.3)	(11.4)
Unusual items	(8.9)	(3.7)	(14.3)	(18.6)
Income before income taxes	$23.7	$61.0	$62.0	$84.7

The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance. Segment performance represents net sales less applicable costs, expenses and provisions for unusual items relating to the segment. Excluded from segment performance are: corporate income and expenses, interest expense, interest income, income taxes, and unusual items not related to the segment. The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance.

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheet
	June 30, 2022	December 31, 2021
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$560.3	$700.4
Restricted cash	3.0	3.0
Marketable securities	9.1	10.6
Accounts receivable	170.3	60.6
Contract assets	377.3	354.2
Other current assets	125.7	99.5
Total Current Assets	1,245.7	1,228.3
Noncurrent Assets
Right-of-use assets	46.3	52.6
Property, plant and equipment, net	411.0	421.1
Recoverable environmental remediation costs	217.7	226.2
Deferred income taxes	145.5	55.6
Goodwill	161.4	161.4
Intangible assets	31.5	34.9
Other noncurrent assets	207.1	243.3
Total Noncurrent Assets	1,220.5	1,195.1
Total Assets	$2,466.2	$2,423.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$179.3	$166.7
Accounts payable	115.1	132.2
Reserves for environmental remediation costs	42.6	37.7
Contract liabilities	371.5	366.5
Other current liabilities	254.7	172.7
Total Current Liabilities	963.2	875.8
Noncurrent Liabilities
Long-term debt	276.7	294.6
Reserves for environmental remediation costs	248.9	258.7
Pension benefits	230.0	255.9
Operating lease liabilities	36.1	41.3
Other noncurrent liabilities	137.2	173.8
Total Noncurrent Liabilities	928.9	1,024.3
Total Liabilities	1,892.1	1,900.1
Commitments and contingencies
Stockholders’ Equity
Common stock	8.0	8.0
Other capital	574.5	578.1
Treasury stock	(64.4)	(64.4)
Retained earnings	146.6	102.6
Accumulated other comprehensive loss, net of income taxes	(90.6)	(101.0)
Total Stockholders’ Equity	574.1	523.3
Total Liabilities and Stockholders’ Equity	$2,466.2	$2,423.4

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
	Six months ended June 30,
	2022	2021
	(In millions)
Operating Activities
Net income	$44.2	$63.1
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	28.2	30.9
Amortization of debt discount and deferred financing costs	0.8	3.0
Stock-based compensation	2.0	10.1
Retirement benefits, net	(13.1)	2.8
Loss on debt	—	9.6
Other, net	1.4	(0.8)
Changes in assets and liabilities:
Accounts receivable	(109.7)	(91.5)
Contract assets	(23.1)	(1.9)
Other current assets	(26.2)	2.3
Recoverable environmental remediation costs	8.5	7.3
Other noncurrent assets	35.7	12.3
Accounts payable	(18.8)	(0.9)
Contract liabilities	5.0	(17.4)
Other current liabilities	87.0	6.6
Deferred income taxes	(91.5)	(3.3)
Reserves for environmental remediation costs	(4.9)	(6.8)
Other noncurrent liabilities and other	(34.3)	(5.2)
Net Cash (Used in) Provided by Operating Activities	(108.8)	20.2
Investing Activities
Purchases of marketable securities	(0.4)	(1.9)
Capital expenditures	(11.5)	(12.3)
Net Cash Used in Investing Activities	(11.9)	(14.2)
Financing Activities
Dividend payments	(1.2)	(428.5)
Debt repayments	(14.3)	(155.8)
Repurchase of shares for withholding taxes and option costs under equity plans	(4.3)	(4.0)
Proceeds from shares issued under equity plans	0.4	4.1
Net Cash Used in Financing Activities	(19.4)	(584.2)
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(140.1)	(578.2)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	703.4	1,152.5
Cash, Cash Equivalents and Restricted Cash at End of Period	$563.3	$574.3

Use of Unaudited Non-GAAP Financial Measures

Adjusted EBITDAP, Adjusted Net Income, and Adjusted EPS

The Company provides the Non-GAAP financial measures of its performance called Adjusted EBITDAP, Adjusted Net Income, and Adjusted EPS. The Company uses these metrics to measure its operating and total Company performance. The Company believes that for management and investors to effectively compare core performance from period to period, the metrics should exclude items that are not indicative of, or are unrelated to, results from the ongoing business operations such as retirement benefits (pension and postretirement benefits), significant non-cash expenses, the impacts of financing decisions on earnings, and items incurred outside the ordinary, ongoing and customary course of business. Accordingly, the Company defines Adjusted EBITDAP as GAAP net income adjusted to exclude interest expense, interest income, income taxes, depreciation and amortization, retirement benefits net of amounts that are recoverable under the Company's U.S. government contracts, and unusual items. Adjusted Net Income and Adjusted EPS exclude retirement benefits net of amounts that are recoverable under its U.S. government contracts and unusual items which the Company does not believe are reflective of such ordinary, ongoing and customary activities. Adjusted Net Income and Adjusted EPS do not represent, and should not be considered an alternative to, net income or diluted EPS as determined in accordance with GAAP.

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(In millions, except per share and percentage amounts)
Net income	$16.4	$45.0	$44.2	$63.1
Interest expense	4.3	5.1	8.2	10.2
Interest income and other	—	(0.7)	0.2	(1.3)
Income tax provision	7.3	16.0	17.8	21.6
Depreciation and amortization	13.8	15.7	28.2	30.9
GAAP retirement benefits expense	0.2	8.4	0.5	16.9
CAS recoverable retirement benefits expense	(9.4)	(9.5)	(18.9)	(19.5)
Unusual items	8.9	6.6	30.6	23.2
Adjusted EBITDAP	$41.5	$86.6	$110.8	$145.1
Net income as a percentage of net sales	3.1%	8.1%	4.3%	6.0%
Adjusted EBITDAP as a percentage of net sales	7.9%	15.6%	10.7%	13.8%

Net income	$16.4	$45.0	$44.2	$63.1
GAAP retirement benefits expense	0.2	8.4	0.5	16.9
CAS recoverable retirement benefits expense	(9.4)	(9.5)	(18.9)	(19.5)
Unusual items	8.9	6.6	30.6	23.2
Income tax impact of adjustments (1)	0.1	(1.4)	(3.3)	(5.4)
Adjusted Net Income	$16.2	$49.1	$53.1	$78.3

Diluted EPS	$0.20	$0.54	$0.53	$0.77
Adjustments	—	0.05	0.10	0.19
Adjusted EPS	$0.20	$0.59	$0.63	$0.96

Diluted weighted average shares, as reported and adjusted	85.9	82.5	85.8	81.3

_________

(1)         The income tax impact is calculated using the federal and state statutory rates in the corresponding period.

Free Cash Flow

The Company also provides the Non-GAAP financial measure of Free Cash Flow. Free Cash Flow is defined as cash flow from operating activities less capital expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to cash flows from operations presented in accordance with GAAP. The Company uses Free Cash Flow, both in presenting its results to stakeholders and the investment community, and in the Company's internal evaluation and management of the business. Management believes that this financial measure is useful because it provides supplemental information to assist investors in viewing the business using the same tools that management uses to evaluate progress in achieving the Company's goals. The following table summarizes Free Cash Flow:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(In millions)
Net cash (used in) provided by operating activities	$(33.8)	$89.6	$(108.8)	$20.2
Capital expenditures	(9.3)	(8.5)	(11.5)	(12.3)
Free Cash Flow	$(43.1)	$81.1	$(120.3)	$7.9

Because the Company's method for calculating these Non-GAAP measures may differ from other companies’ methods, the Non-GAAP measures presented above may not be comparable to similarly titled measures reported by other companies. These measures are not recognized in accordance with GAAP, and the Company does not intend for this information to be considered in isolation or as a substitute for GAAP measures.